SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 04/30/2005
FILE NUMBER 811-6463
SERIES NO.: 11

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A              $ 445
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B              $  16
              Class C              $  65
              Class R              $  14
              Investor Class       $ 314
              Institutional Class  $ 245

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from met investment income
              Class A              $000.0758
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B              $000.0070
              Class C              $000.0186
              Class R              $000.0688
              Investor Class       $000.0758
              Institutional Class  $000.1158

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                6,673
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                2,542
              Class C                3,486
              Class R                  228
              Investor Class         4,307
              Institutional Class    4,049



74V.     1.   Net asset value per share (to nearest cent)
              Class A               $11.17
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $11.11
              Class C               $10.88
              Class R               $11.16
              Investor Class        $11.30
              Institutional Class   $11.21